UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On May 15, 2011, Iron Mountain Incorporated (the “Company”), Autonomy Corporation PLC, a corporation formed under the laws of England and Wales (“Autonomy”), and certain subsidiaries of the Company entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which Autonomy has agreed to acquire the Company’s online backup and recovery, digital archiving and eDiscovery solutions (the “Business”) for $380 million in cash, subject to a customary post-closing adjustment based on the amount of working capital at closing (the “Transaction”).  The Agreement provides that, on the terms and subject to the conditions set forth therein, Autonomy will purchase (i) the shares of certain of the Company’s subsidiaries through which the Company conducts the Business and (ii) certain assets of the Company and its subsidiaries relating to the Business.  The Transaction is subject to antitrust clearance and other customary closing conditions and is expected to be completed within approximately 45 to 60 days; though we can provide no assurances that the closing conditions will be satisfied and that the Transaction will close.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 19, 2011